Exhibit 10.1

AMENDMENT NO. 11 AND WAIVER TO

CREDIT AGREEMENT

AMENDMENT NO. 11 AND WAIVER, dated as of May 12, 2008 (the “Amendment and Waiver”) to the Credit Agreement, dated as of June 30, 2004, by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”), WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”) and HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”; and collectively with P&F, Florida Pneumatic, Embassy, Green, Countrywide, Nationwide, Woodmark, Pacific, WILP and Continental, the “Co-Borrowers”), CITIBANK, N.A. and HSBC BANK USA, NATIONAL ASSOCIATION (formerly known as HSBC Bank USA) (collectively, the “Lenders”) and CITIBANK, N.A., as Administrative Agent for the Lenders (as same has been and may be further amended, restated, supplemented or otherwise modified, from time to time, the “Credit Agreement”).

RECITALS

The Co-Borrowers, the Lenders and the Administrative Agent have agreed, subject to the terms and conditions of this Amendment and Waiver, to amend and waive certain provisions of the Credit Agreement as herein set forth.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.                                       Amendment.

                                                (a)                                  Section 7.13(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

Fixed Charge Coverage Ratio.  Permit the ratio of (i) Consolidated EBITDA minus cash taxes paid to (ii) Consolidated Interest Expense plus Consolidated Current Maturities on Long Term Debt to be less than the ratio set forth below opposite the applicable fiscal year ending:

Period	Ratio

December 31, 2008	.80:1.00
December 31, 2009 and at the end of each fiscal year of the Co-Borrowers thereafter	1.20:1.00

                                                (b)                                 The table in Section 7.13(b) of the Credit Agreement, Minimum Capital Base, is hereby amended and restated in its entirety to provide as follows:

Period	Amount

June 30, 2008 through December 30, 2008	$22,500,000

December 31, 2008 through March 30, 2009	$23,500,000
March 31, 2009 through December 30, 2009	$21,500,000
December 31, 2009 to December 30, 2010	$26,000,000
December 31, 2010 and thereafter	$33,000,000

                                                (c)                                  The table in Section 7.13(c) of the Credit Agreement, Consolidated Senior Debt to Consolidated EBITDA, is hereby amended and restated in its entirety to provide as follows:

Period	Amount

June 30, 2008 through December 30, 2008	4.60:1.00
December 31, 2008 through March 30, 2009	4.30:1.00
March 31, 2009 through December 30, 2009	2.75:1.00
December 31, 2009 to December 30, 2010	2.50:1.00
December 31, 2010 and thereafter	2.00:1.00

2.                                       Waivers.

                                                                (a)                                  Compliance with Section 7.13(c) of the Credit Agreement, Consolidated Senior Debt to Consolidated EBITDA, is hereby waived for the fiscal quarter ended March 31, 2008 and all periods through June 29, 2008, provided that the ratio of Consolidated Senior Debt to Consolidated EBITDA was not greater than 4.13:1.00 during all such periods.

                                                (b)                                 Compliance with Section 7.13(e) of the Credit Agreement, No Consolidated Net Loss, is hereby waived for the fiscal quarter ended March 31, 2008 and the fiscal quarters ending June 30, 2008 and September 30, 2008, provided that the Co-Borrower would have been in compliance if the effects of the one-time charge against earnings resulting from the write-down of goodwill and other intangible assets (net of the associated deferred tax benefit), which was incurred by the Co-Borrowers in the fiscal quarter ended December 31, 2007, were excluded in calculation of Consolidated Net Loss for such periods.

3.                                       Conditions of Effectiveness

                                                This Amendment and Waiver shall become effective as of the date hereof, upon receipt by the Bank of this Amendment and Waiver, duly executed by the Co-Borrowers.

4.                                       Miscellaneous.

                                                (a)                                  Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Credit Agreement.

                                                (b)                                 Except as expressly amended and waived hereby, the Credit Agreement shall remain in full force and effect in accordance with the terms thereof.  The Credit Agreement is ratified and confirmed in all respects by the Co-Borrowers.  The amendments and waivers herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any Default or Event of Default which may occur or may have occurred under the Credit Agreement or any commitment by the Banks to further amend the terms and provisions of the Credit Agreement, including any extension of the Revolving Credit Commitment Termination Date.

                                                (c)                                  Each Co-Borrower hereby represents and warrants that (i) the representations and warranties by the Co-Borrowers pursuant to the Credit Agreement and each other Loan Document are true and correct on the date hereof, and (ii) no Default or Event of Default exists.

                                                (d)                                 This Amendment and Waiver may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

(e)                                  This Amendment and Waiver shall constitute a Loan Document.

IN WITNESS WHEREOF, the Co-Borrowers, the Lenders and the Administrative Agent have caused this Amendment and Waiver to be duly executed by their duly authorized officers as of the day and year first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
COUNTRYWIDE HARDWARE, INC.
NATIONWIDE INDUSTRIES, INC.
WOODMARK INTERNATIONAL, L.P.
By:	Countrywide Hardware, Inc., its General
Partner
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.
CONTINENTAL TOOL GROUP, INC.
HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr., the Vice President of each
of the corporations named above

CITIBANK, N.A., as a Lender and as
Administrative Agent

By:	/s/ Stephen Kelly
Stephen Kelly, Vice President

HSBC BANK USA, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Raymond Fincken
Raymond Fincken, Vice President